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                     McGladrey & Pullen, LLP
          Certified Public Accountants and Consultants


                 CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated
December 18, 1997 on the financial statements of the Prime
Portfolio, Government Portfolio,and General Municipal Portfolio of Alliance Money Market Fund referred to therein in Post-
Effective Amendment No.3 to the Registration Statement on Form N-
1A, file No. 33-85850, as filed with the Securities and Exchange
Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statements of Additional Information under the caption
"Accountants."

                             /s/ MCGLADREY & PULLEN, LLP


New York, New York
March 30, 1998



























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